Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Municipal Total Return Managed Accounts Portfolio, a Series of Nuveen Managed Accounts Portfolios Trust (the Trust )

811-22023

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the votes for the new Investment
Management Agreement and Sub-Advisory
Agreement as well as the changes to investment policies were as follows:

<c>Municipal Total
Return
Managed Accounts
Portfolio
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


To approve a new sub-advisory
agreement

   For
           30,374,444
   Against
                  14,764
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


To approve revisions to, or
elimination of, certain fundamental
investment policies:



a. Revise the fundamental policy
related to the purchase and sale of
commodities.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


b. Revise the fundamental policy
related to issuing senior securities.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


c. Revise the fundamental policy
related to underwriting.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


d. Revise the fundamental policy
related to the purchase and sale of
real estate.

   For
           30,374,444
   Against
                  14,764
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


f. Eliminate the fundamental policy
related to permitted investments.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
Total
           30,539,391


g. Eliminate the fundamental
policy related to pledging assets.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391


i. Eliminate the fundamental policy
related to short sales and purchases
on margin.

   For
           30,389,208
   Against
                          -
   Abstain
                          -
   Broker Non-Votes
                150,183
      Total
           30,539,391

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240347.